Exhibit 4.6

JOINDER TO
REGISTRATION RIGHTS AGREEMENT

This Joinder (the “Joinder”), to the Registration Rights Agreement, dated as of December 30, 2013, by and among Paycom Software, Inc., a Delaware corporation (the “Company”), and certain stockholders of the Company (the “Agreement”), is made and entered into as of March 6, 2015, by and among the Company and each of the undersigned.  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, each of the undersigned, other than Welsh, Carson, Anderson & Stowe X, L.P. (“WCAS X”) and WCAS Capital Partners IV, L.P. (“CP IV”), has acquired certain shares of capital stock of the Company (“Holder Stock”; each such Person acquiring such Holder Stock, a "Holder") as of the date hereof; and

WHEREAS, that certain Amended and Restated Stockholders Agreement, dated as of March 10, 2014 (the “Stockholders Agreement”), by and among the Company and certain Stockholders of the Company party thereto, provides that each such Holder, in such Person's capacity as an Affiliate (as defined in the Stockholders Agreement) of an existing Stockholder (as defined in the Stockholders Agreement) and a holder of such capital stock, may become a party to the Agreement, and each Holder desires to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder, each intending to be legally bound, hereby agree as follows:

1.   Agreement to be Bound.  Each Holder hereby agrees, solely with respect to itself, that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a Holder for all purposes thereof.  In addition, each Holder hereby agrees that all Holder Stock acquired by such Holder shall be deemed to be WCAS Registrable Securities owned by such Holder for all purposes of the Agreement as a result of such Holder's affiliation with WCAS X or CP IV, as applicable. Each of WCAS X and CP IV agrees that, after giving effect to the transfer of Holder Stock to the Holder as contemplated by this Joinder, WCAS X and CP IV shall not be deemed to be the owners of the Holder Stock for all purposes of the Agreement unless such Holder Stock is acquired or otherwise owned by WCAS X or CP IV thereafter.

2.   Successors and Assigns.  Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and each Holder and any subsequent holders of Holder Stock and the respective successors and assigns of each of them, so long as they hold any shares of Holder Stock.

3.   Counterparts.  This Joinder may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Joinder.

4.   Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

5.   Descriptive Headings.  The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date written above.

Each of the Persons identified on Exhibit A hereto,
by Jonathan Rather as their authorized signatory

/s/ Jonathan Rather
Name: Jonathan Rather

Signature Page to Joinder to Registration Rights Agreement

WELSH, CARSON, ANDERSON & STOWE X, L.P.

By:	WCAS X Associates LLC
Its:	General Partner

By:	/s/ Jonathan Rather
Name:	Jonathan Rather
Title:	Authorized Signatory

Signature Page to Joinder to Registration Rights Agreement

WCAS CAPITAL PARTNERS IV, L.P.

By:	WCAS CP IV Associates LLC
Its:	General Partner

By:	/s/ Jonathan Rather
Name:	Jonathan Rather
Title:	Authorized Signatory

Signature Page to Joinder to Registration Rights Agreement

CARSON FAMILY CHARITABLE TRUST

By:	/s/ Russell L. Carson
Name:	Russell L. Carson
Title:	Chairman

Signature Page to Joinder to Registration Rights Agreement

DE NICOLA HOLDINGS II LLC

By:	/s/ Anthony de Nicola
Name:	Anthony de Nicola
Title:

Signature Page to Joinder to Registration Rights Agreement

THE QUEALLY FAMILY LLC

By:	/s/ Paul Queally
Name:	Paul Queally
Title:

Signature Page to Joinder to Registration Rights Agreement

JMR4 HOLDINGS LLC

By:	/s/ Jonathan Rather
Name:	Jonathan Rather
Title:

Signature Page to Joinder to Registration Rights Agreement

THE SWANI FAMILY LLC

By:	/s/ Sanjay Swani
Name:	Sanjay Swani
Title:

Signature Page to Joinder to Registration Rights Agreement

THE TRAYNOR FAMILY LLC

By:	/s/ Sean Traynor
Name:	Sean Traynor
Title:

Signature Page to Joinder to Registration Rights Agreement

WCAS MANAGEMENT CORPORATION

By:	/s/ Jonathan Rather
Name:	Jonathan Rather
Title:	Treasurer

Signature Page to Joinder to Registration Rights Agreement

JAMES R MATTHEWS FAMILY LLC

By:	/s/ James R. Matthews
Name:	James R. Matthews
Title:

Signature Page to Joinder to Registration Rights Agreement

ALMEIDA FAMILY LLC

By:	/s/ John Almeida
Name:	John Almeida
Title:	Member

Signature Page to Joinder to Registration Rights Agreement

PAYCOM SOFTWARE, INC.

By:	/s/ Craig E. Boelte
Name:	Craig E. Boelte
Title:	Chief Financial Officer

Exhibit A
Holders

Patrick Welsh
Russell Carson
Bruce K. Anderson
Robert Minicucci
Anthony de Nicola
Paul Queally
Jonathan Rather
Sanjay Swani
D. Scott Mackesy
Sean Traynor
Eric Lee
Michael Donovan
Brian Regan
David Mintz
Thomas Scully
Darren Battistoni
Tony Ecock
Christopher Solomon
David Caluori
Frances Higgins
Stephen Larned
John Clark
James Matthews
John Almeida
Thomas McInerney
Lucas Garman
The Estate of Richard Aiello
Aaron Dupuis
Christopher Hooper